Exhibit 99.1

For more information, contact:
Cogent Systems, Inc.	The Blueshirt Group, Investor Relations
Paul Kim	Chris Danne, Rakesh Mehta
Chief Financial Officer	(415) 217-7722
626-799-8090	chris@blueshirtgroup.com
www.cogentsystems.com	rakesh@blueshirtgroup.com

Cogent Systems Announces Record First Quarter Revenues

Revenues Increase 133% Year over Year to $35.8 Million

Non-GAAP Net Income Reaches $0.12 per diluted share

South Pasadena, CA – April 25, 2005 - Cogent Systems (Nasdaq: COGT) today announced financial results for the first quarter ended March 31, 2005.

First quarter 2005 net revenues were $35.8 million, which is a 13% sequential increase over net revenues of $31.8 million for the immediately preceding fourth quarter of 2004. Net income on a GAAP basis for the first quarter of 2005 was $10.1 million, or $0.11 per diluted share, which compares to GAAP net income of $9.9 million, or $0.11 per diluted share, for the immediately preceding fourth quarter of 2004.

Cogent’s first quarter of 2005 GAAP results include $1.8 million of non-cash charges related to the amortization of stock-based compensation. Excluding the effects of stock-based compensation, non-GAAP net income was $11.3 million, or $0.12 per diluted share, compared to $10.0 million, or $0.11 per diluted share, for the immediately preceding period after excluding the effects of similar items.

“We are pleased to report record revenues and a 133% year-over-year increase in revenues in the first quarter of 2005,” commented Ming Hsieh, President and Chief Executive Officer of Cogent. “Demand for biometric solutions continues to grow, and we are seeing an increasing number of requests for proposals for our AFIS systems. Our strong first quarter results reflect continued deployment and re-orders related to our AFIS installations in over 30 countries, along with wins from new customers. Our leading technology has enabled us to win a number of important new contracts internationally for applications ranging from border control to law enforcement, and also domestically with state, local and federal government agencies. In addition, we continue to see longer-term growth opportunities applying our fingerprint identification and pattern recognition technology to the commercial sector.”

“We believe we are winning market share and have good visibility into continuing to grow our business throughout 2005,” commented Paul Kim, Chief Financial Officer of Cogent. “Operating margins increased 50 basis points from approximately 38.5% during the three months ended December 31, 2004 to approximately 39% during the three months ended March 31, 2005.”

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss these results and revised financial guidance for the full 2005 fiscal year. Cogent will offer a live webcast of the conference call, accessible from the “Investor

Relations” section of the Company’s website (www.cogentsystems.com). The webcast will be archived for a period of 15 days. A telephonic replay of the conference call will also be available 2 hours after the call and will run for 2 days. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter pass code 11028337. International parties should call 303-590-3000 and enter pass code 11028337.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including non-GAAP net income and earnings per share, may be considered non-GAAP financial measures. Cogent believes this information is useful to investors because it provides a basis for measuring Cogent’s available capital resources, the operating performance of Cogent’s business and Cogent’s cash flow, excluding stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles. Cogent’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Cogent’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Cogent may not be comparable to similarly titled amounts reported by other companies.

About Cogent Systems

Cogent is a leading provider of Automated Fingerprint Identification Systems, or AFIS, and other fingerprint biometric solutions to governments, law enforcement agencies and other organizations worldwide. Cogent’s AFIS solutions enable customers to capture fingerprint images electronically, encode fingerprints into searchable files and accurately compare a set of fingerprints to a database containing potentially millions of fingerprints in seconds.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Cogent is providing this information as of the date of this press release, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Cogent’s anticipated revenue growth and growth in sales opportunities in a variety of markets, including future domestic and international growth, and opportunities in the commercial market. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to Cogent’s Report on Form 10-K for the year ended December 31, 2004 filed by Cogent with the Securities and Exchange Commission which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: changes in government policies; uncertain political conditions in international markets; deriving a significant portion of revenues from a limited number of customers; deriving a significant portion of revenues from the sale of solutions pursuant to government contracts; failure of the biometrics market to experience significant growth; failure of Cogent’s products to achieve broad acceptance; potential fluctuations in quarterly and annual results; changes in Cogent’s effective tax rate; failure to successfully compete; failure to comply with government regulations; failure to accurately predict financial results due to long sales cycles; negative publicity and/or loss of clients due to security breaches resulting in the disclosure of confidential information; loss of export licenses or changes in export laws; failure to manage projects; rapid technology change in the biometrics market; loss of a key member of management team; termination of backlog orders; loss of limited source suppliers; negative audits by government agencies; failure to protect intellectual property; and exposure to intellectual property and product liability claims. The information contained in this press release is a statement of Cogent’s present intention, belief or expectation and is based upon, among other things, existing industry conditions, market conditions, the economy in general and Cogent’s assumptions. Cogent may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. Cogent undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. By including any information in this press release, Cogent does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

COGENT, INC.

CONDENSED BALANCE SHEET

March 31, 2005 and December 31, 2004

(in thousands)

	Balance at 3/31/2005	Balance at 12/31/2004
ASSETS:

Cash and investments	$220,508	$223,284
Accounts receivable, net	22,798	14,761
Unbilled accounts receivable	1,095	1,308
Inventories	25,643	37,980
Property and equipment, net	8,153	8,478
Other assets	16,196	15,083

Total assets	$294,393	$300,894

LIABILITIES & EQUITY:

Accounts payable and accrued liabilities	$6,233	$10,401
Deferred revenue	48,498	68,429
Total stockholders’ equity	239,662	222,064

Total liabilities & equity	$294,393	$300,894

COGENT, INC.

CONDENSED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2005 and 2004

(in thousands, except per share data)

	Three months ended March 31,
	2005	2004
Revenues:
Product revenues	$31,780	$12,694
Maintenance and services revenues	4,061	2,704

Total revenues	35,841	15,398

Cost of revenues:
Cost of product revenues	13,838	2,365
Cost of maintenance and services revenues	1,089	619
Amortization of deferred stock-based compensation	195	114

Total cost of revenues	15,122	3,098

Gross profit	20,719	12,300

Operating expenses:
Research and development	1,913	1,660
Selling and marketing	1,526	807
General and administrative	1,727	818
Amortization of deferred stock-based compensation	1,623	4,223

Total operating expenses	6,789	7,508

Operating income	13,930	4,792

Interest income	1,388	36
Other, net	284	—

Income before income taxes	15,602	4,828

Income tax provision	5,537	311

Net income	$10,065	$4,517

Net income per share:
Basic	$0.12	$0.08
Diluted	$0.11	$0.07

Number of shares used in per share computations:
Basic	82,008	60,000
Diluted	91,845	68,576

COGENT, INC.

Non-GAAP Earnings per Share Reconciliation

Three Months Ended March 31, 2005 and 2004 and December 31, 2004

(in thousands, except per share data)

	Three months ended March 31, 2005	Three months ended March 31, 2004	Three months ended December 31, 2004
Earnings for per share calculations

GAAP Net Income	$10,065	$4,517	$9,910

GAAP Income tax provision	5,537	311	4,502
Amortization of deferred stock-based compensation	1,818	4,337	1,666
Tax effect (1)	(6,097)	(3,483)	(6,110)

Non-GAAP Net income	$11,323	$5,682	$9,968

Earnings per share

GAAP Diluted EPS	$0.11	$0.07	$0.11

GAAP Income tax provision	0.06	0.00	0.05
Amortization of deferred stock-based compensation	0.02	0.06	0.02
Tax effect (1)	(0.07)	(0.05)	(0.07)

Non-GAAP Diluted EPS	$0.12	$0.08	$0.11

(1)	Tax rate at 35% for three months ended March 31, 2005 and 38% for three months ended March 31, 2004 and December 31, 2004.